                               Exhibit 99(a)(ii)



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 11-K

                         ------------------------------


               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 28, 1997


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

                         ------------------------------


                                JOHNSON & JOHNSON
                             RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)


                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933


           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:
           Statements of Net Assets Available for Benefits as of December 31, 1997 and 1996

           Statements of Changes in Net Assets Available for Benefit for the years ended December 31, 1997 and 1996

         Notes to Financial Statements

         Supplemental Schedules:
           Schedule of Assets Held For Investment Purposes at December 31, 1997

           Schedule of Reportable Transactions for the year ended
           December 31, 1997

           Schedule of Nonexempt Transactions for the year ended December 31, 1997


Consent of Coopers & Lybrand L.L.P., dated June 25, 1998


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN




                                         By:  /s/ R.J. Darretta
                                            ------------------------------------
                                              R. J. Darretta
                                              Chairman, Pension Committee
June 25, 1998

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                   -----------



                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                          as of and for the years ended
                           December 31, 1997 and 1996

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                      INDEX





         Report of Independent Accountants                                  2

         Financial Statements:
              Statements of Net Assets Available for Benefits, with
              Fund Information as of December 31, 1997 and 1996             3

              Statements of Changes in Net Assets Available for
              Benefits, with Fund Information for the years ended
              December 31, 1997 and 1996                                    4

         Notes to Financial Statements                                      5-10

         Supplemental Schedules:
              Item 27a - Schedule of Assets Held For Investment Purposes
              at December 31, 1997                                          11

              Item 27d - Schedule of Reportable Transactions for
              the year ended December 31, 1997                              12

              Item 27e - Schedule of Nonexempt Transactions for
              the year ended December 31, 1997                              13

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Pension and Benefits Committees of
Johnson & Johnson

We have audited the accompanying statements of net assets available for benefits of the Johnson & Johnson Savings Plan (the "Savings Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Savings Plan as of December 31, 1997 and 1996 and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Savings Plan's management. The Fund Information in the statements of net assets available for benefits and the related statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the statements of net assets available for benefits and statements of changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



Parsippany, New Jersey
June 5, 1998

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION as of December 31, 1997 and 1996




                                                                         PARTICIPANT DIRECTED
                                             ----------------------------------------------------------------
                                                                              1997
                                             ----------------------------------------------------------------
                                             Short-Term
                                             Investment           J&J                               Total
                                                Fund          Stock Fund        Equity Fund      Savings Plan
                                              ---------        ----------        ---------       ----------
ASSETS

Investments at Fair Value (Notes 2 and 5)    $4,471,863       $50,761,081       $3,768,354      $59,001,298
                                              ---------        ----------        ---------       ----------

       Total Assets                           4,471,863        50,761,081        3,768,354       59,001,298
                                              ---------        ----------        ---------       ----------



LIABILITIES

Accrued Expenses                                  2,860            32,601            2,389          37,850
                                             ----------       -----------       ----------     -----------

Net Assets Available for Benefits            $4,469,003       $50,728,480       $3,765,965     $58,963,448
                                             ==========       ===========       ==========     ===========

                                                                      PARTICIPANT DIRECTED
                                                  ------------------------------------------------------------
                                                                              1996
                                                  ------------------------------------------------------------
                                                  Short-Term
                                                  Investment       J&J                                Total
                                                    Fund        Stock Fund       Equity Fund       Savings Plan
                                                 ---------     ----------       ---------        ------------
ASSETS

Investments at Fair Value (Notes 2 and 5)
                                                  $4,409,368    $36,146,116      $2,954,537       $43,510,021
                                                   ---------     ----------       ---------        ----------
       Total Assets
                                                   4,409,368     36,146,116       2,954,537        43,510,021
                                                   ---------     ----------       ---------        ----------

LIABILITIES

Accrued Expenses                                       2,657         22,443           1,746            26,846
                                                  ----------    -----------      ----------       -----------
Net Assets Available for Benefits
                                                  $4,406,711    $36,123,673      $2,952,791       $43,483,175
                                                  ==========    ===========      ==========       ===========

                        See Notes to Financial Statements

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION
                 For The Years Ended December 31, 1997 and 1996


                                                                        PARTICIPANT DIRECTED
                                                  --------------------------------------------------------------
                                                                               1997
                                                  --------------------------------------------------------------
                                                  Short-Term
                                                  Investment          J&J                               Total
                                                     Fund          Stock Fund        Equity Fund    Savings Plan
                                                  ----------      -----------         ----------     -----------

Employee Contributions (Note 3)                     $898,413       $4,757,028           $663,842      $6,319,283

Employer Contributions (Note 3)                       17,940        2,829,851              1,425       2,849,216

Interest Income                                      236,568            7,124                            243,692

Dividend Income                                                       638,704            376,308       1,015,012
                                                  ----------      -----------         ----------     -----------
                                                   1,152,921        8,232,707          1,041,575      10,427,203


Additions to (Deductions From) Net Assets:

Payments to Participants (Note 4)                   (568,339)      (6,043,143)          (605,008)     (7,216,490)

Change in Unrealized Net
   Appreciation of Investments                                      9,730,269            324,143      10,054,412

Realized Gain on Sale of Investments                                2,249,648            192,286       2,441,934

Realized Gain on Stock Distributed                                     22,936                             22,936

Administrative Expenses                              (21,290)        (212,210)           (16,222)       (249,722)

Assets Transferred (Note 2)                         (501,000)         624,600           (123,600)
                                                  ----------      -----------         ----------     -----------
Net Increase                                          62,292       14,604,807            813,174      15,480,273

Net Assets Available for Benefits,
Beginning of Year                                  4,406,711       36,123,673          2,952,791      43,483,175
                                                  ----------      -----------         ----------     -----------

Net Assets Available for Benefits,
End of Year                                       $4,469,003      $50,728,480         $3,765,965     $58,963,448
                                                  ==========      ===========         ==========     ===========




                                                                        PARTICIPANT DIRECTED
                                                  --------------------------------------------------------------
                                                                             1996
                                                  --------------------------------------------------------------
                                                  Short-Term
                                                  Investment          J&J                               Total
                                                    Fund          Stock Fund       Equity Fund      Savings Plan
                                                  ----------      -----------       ----------      -----------

Employee Contributions (Note 3)                   $1,046,261       $3,862,023       $  737,396     $  5,645,680

Employer Contributions (Note 3)                       22,265        2,656,028            1,581        2,679,874

Interest Income                                      221,373           10,598                           231,971

Dividend Income                                                       505,906          178,045          683,951
                                                  ----------      -----------       ----------      -----------
                                                   1,289,899        7,034,555          917,022        9,241,476


Additions to (Deductions From) Net Assets

Payments to Participants (Note 4)                   (541,417)      (4,160,563)        (412,510)      (5,114,490)

Change in Unrealized Net
   Appreciation of Investments                                      3,070,156          164,607        3,234,763

Realized Gain on Sale of Investments                                1,504,064          127,421        1,631,485

Realized Gain on Stock Distributed                                     60,267                            60,267

Administrative Expenses                              (19,104)        (171,715)         (11,851)        (202,670)

Assets Transferred (Note 2)                         (516,600)         843,800         (327,200)
                                                  ----------      -----------       ----------      -----------
Net Increase                                         212,778        8,180,564          457,489        8,850,831

Net Assets Available for Benefits,
Beginning of Year                                  4,193,933       27,943,109        2,495,302       34,632,344
                                                  ----------      -----------       ----------      -----------

Net Assets Available for Benefits,
End of Year                                       $4,406,711      $36,123,673       $2,952,791      $43,483,175
                                                  ==========      ===========       ==========      ===========


                        See Notes to Financial Statements

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS


              1.    Organization:

                    The Johnson & Johnson Retirement Savings Plan (the "Plan" - a defined contribution plan) was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson (the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

              2.    Summary of Significant Accounting Policies:

                    Valuation of Investments:

                    Equity investments in the Johnson & Johnson Stock Fund, administered by the Banco Popular de Puerto Rico, are valued at the closing market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, represent shares of a registered investment company and are valued at quoted market price which represents the net asset value of shares held by the Plan at year-end.

                    The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made. Units in the Equity Fund are purchased throughout the month at the prevailing quoted market price on those dates.

                    Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

                    Temporary cash investments are stated at redemption value which approximates fair value.

                    Transfers:

                    Transfers among funds, which are made at the participant's election, have been presented as assets transferred.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

              2.    Summary of Significant Accounting Policies, (continued)

                    Use of Estimates:

                    The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                    Risks and Uncertainties:

                    The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

                    Other:

                    Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

                    All third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles which are paid primarily by Johnson & Johnson.

              3.    Contributions:

                    Participating employees may contribute a minimum of 3% up to a maximum of 6% pre-tax and/or 1% to 10% post-tax of their base salary. Pre-tax contributions may not exceed $7,500 in 1997 and $7,000 in 1996 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 66-2/3% of the employee's pre-tax contributions for the Plan year.

                    Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued



              3.    Contributions, (continued)

                    The number of participants invested in each fund at December 31, 1997 and 1996 was:

                                                         1997            1996
                                                         ----            ----
                      Johnson & Johnson Stock Fund       3,142           3,109
                      Equity Fund                        1,119           1,140
                      Short-term Investments Fund        1,422           1,557

                    Participants may elect to invest in more than one fund and can change their investment direction twice a year. A total of 3,340 and 3,298 active and former employees had investments in the Plan for 1997 and 1996, respectively.

              4.    Participant Accounts and Benefits:

                    All participants are fully vested in their contributions and the Company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balance, as defined.

                    Participants are allowed to withdraw their after-tax contributions and earnings thereon, at any time. Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued


5. Investments held by the Plan as of December 31, 1997 and 1996 are summarized as follows:




                                                                 1997
                      ----------------------------------------------------------------------------------------------------------
                            Short-Term                  Johnson & Johnson
                         Investment Fund                  Stock Fund               Equity Fund                     Total
                      -----------------------  ---------------------------   -----------------------   -------------------------
                      Fair Value      Cost       Fair Value        Cost       Fair Value       Cost      Fair Value       Cost
                      ----------   ----------  ------------    -----------   ----------   ----------   -----------   -----------
Common Stocks:
  Johnson & Johnson                             $50,432,978    $26,170,766                             $50,432,978   $26,170,766
  Mutual Funds                                                               $3,768,354   $2,924,250     3,768,354     2,924,250

Temporary Cash
  Investments         $4,471,863   $4,471,863       328,103        328,103                               4,799,966     4,799,966
                      ----------   ----------   -----------    -----------   ----------   ----------   -----------   -----------

                      $4,471,863   $4,471,863   $50,761,081    $26,498,869   $3,768,354   $2,924,250   $59,001,298   $33,894,982
                      ==========   ==========   ===========    ===========   ==========   ==========   ===========   ===========

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued



5.     Investments, (continued):


                                                                    1996

                    -----------------------------------------------------------------------------------------------------
                           Short-Term             Johnson & Johnson
                         Investment Fund             Stock Fund              Equity Fund               Total
                    ----------------------   -------------------------  ----------------------  -------------------------
                    Fair Value    Cost        Fair Value       Cost     Fair Value     Cost      Fair Value     Cost
                    ----------  ----------   -----------   -----------  ----------  ----------  -----------   -----------
Common Stocks:
 Johnson & Johnson                           $36,143,972   $21,612,029                          $36,143,972   $21,612,029
 Mutual Funds                                                           $2,954,537  $2,434,576    2,954,537     2,434,576

Temporary Cash
 Investments        $4,409,368  $4,409,368         2,144         2,144                            4,411,512     4,411,512
                    ----------  ----------   -----------   -----------  ----------  ----------  -----------   -----------

                    $4,409,368  $4,409,368   $36,146,116   $21,614,173  $2,954,537  $2,434,576  $43,510,021   $28,458,117
                    ==========  ==========   ===========   ===========  ==========  ==========  ===========   ===========



       Realized gains on investments sold and distributed during the years ended December 31, 1997 and 1996 are summarized as follows:


                        J&J Stock Fund                                 Equity Fund
          -----------------------------------------        -------------------------------------
          Book Value      Proceeds        Gain             Book Value        Proceeds    Gain
          ----------     ----------      ----------        ----------       --------    --------
1997      $4,183,618     $6,456,202      $2,272,584         $490,614        $682,900    $192,286
1996       3,467,861      5,032,192       1,564,331          630,900         758,321     127,421

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

6.     Tax Status:

       The Plan constitutes a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended, (the "ITA"), and the Plan and related Trust accounts are exempt from Puerto Rico income taxes under
       Section 165(a) and 165(e) of the ITA.

       The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.     Termination Priorities:

       The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.     Reconciliation of Financial Statements to Form 5500:

       The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                                                December 31,
                                                                                           1997              1996
                                                                                        -----------       -----------
           Net Assets Available for Benefits
             Per the Financial Statements                                               $58,963,448       $43,483,175
           Amounts Allocated to Withdrawing Participants                                   (571,341)         (267,610)
                                                                                        -----------       -----------
           Net Assets Available for Benefits Per the Form 5500                          $58,392,107       $43,215,565
                                                                                        ===========       ===========


                                                                                                  Years Ended
                                                                                                  December 31,
                                                                                            1997             1996
                                                                                         ----------       -----------
           Benefits Paid to Participants Per the Financial Statements                    $7,216,490        $5,114,490
           Add:    Amounts Allocated to Withdrawing Participants at
                   December 31, 1997 and 1996                                               571,341           267,610
           Less:   Amounts Allocated to Withdrawing Participants
                   at December 31, 1996 and 1995                                           (267,610)         (346,911)
                                                                                         ----------       -----------
           Benefits Paid to Participants Per the Form 5500                               $7,520,221       $ 5,035,189
                                                                                         ==========       ===========


       Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 and 1996 but not yet paid as of that date.

                                                           Supplemental Schedule



                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1997


FACE AMOUNT
 OR SHARES            ISSUES                                                     COST               FAIR VALUE
 ---------            ------                                                     ----               ----------
                                 J&J STOCK FUND

                      Common Stock

765,586 shs.          Johnson & Johnson                                      $26,170,765           $50,432,978

                      Temporary Investments

$328,103              U.S. Treasury Obligations                                  328,103               328,103
                                                                           -------------           -----------

                      Total J&J Stock Fund                                   $26,498,868           $50,761,081
                                                                           =============           ===========


                           SHORT-TERM INVESTMENT FUND

                      Money Market funds
                      Vanguard Money Market
                      Reserves Prime
$4,471,863            Portfolio                                                $4,471,863           $4,471,863
                                                                            =============          ===========


                                   EQUITY FUND

                      Mutual Funds

133,393.078 shs.      Investment Company of America                           $2,924,250            $3,768,354
                                                                            ============           ===========

                                                           Supplemental Schedule


                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997





                                          DISPOSED                                               ACQUIRED
                        ---------------------------------------------------------  ---------------------------------
SECURITY/PARTY                                                              GAIN/
DESCRIPTION                  SALES          COSTS        PROCEEDS          (LOSS)        PURCHASES            COSTS
                        (# of Transactions)                                        (# of Transactions)


SERIES OF TRANSACTIONS:

Johnson & Johnson
Common Stock                                                                                 83            $2,329,047

The Vanguard Group             28         $960,755        $960,755           0               60            $1,023,250

                                                           Supplemental Schedule



                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                  ITEM 27e - SCHEDULE OF NONEXEMPT TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                 PURCHASES                                        SALES
                                 ------------------------------------                 ------------------------
NAME                             AFFILIATION                     COST                 SALES PRICE         GAIN
----                             -----------                     ----                 -----------         ----

Johnson & Johnson
Common Stock                   Plan Administrator            $4,163,659                 $ -                $ -

                       COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Johnson & Johnson Retirement Savings Plan on Form S-8 (File No. 33-32875) of our report dated June 5, 1998, on our audits of the financial statements and financial statement schedules of Johnson and Johnson Savings Plan as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Form 11-K.

                                                        COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
June 26, 1998